UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

June 23, 2015

INFORMATICA CORPORATION

(Exact name of registrant as specified in its charter)

State of Delaware	0-25871	77-0333710
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2100 Seaport Blvd

Redwood City, California 94063

(Address of principal executive offices)

(650) 385-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                          Submission of Matters to a Vote of Security Holders

On June 23, 2015, Informatica Corporation (“Informatica”) held a Special Meeting of Stockholders (the “Special Meeting”).  At the Special Meeting, the stockholders of Informatica voted on and approved the following matters:

Proposal One — Adoption Of The Merger Agreement. The stockholders of Informatica cast their votes on the proposal to adopt the Agreement and Plan of Merger, dated as of April 6, 2015, by and among Italics Inc., Ithaca Merger Sub LLC, and Informatica Corporation (the “Merger Agreement”) as follows:

FOR	AGAINST	ABSTAIN
76,704,987	145,336	1,464,542

Proposal Two — Adjournment Of The Special Meeting.  The stockholders of Informatica cast their votes with respect to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the special meeting as follows:

FOR	AGAINST	ABSTAIN
71,985,221	4,849,190	1,460,462

Proposal Three — Advisory Vote on Executive Compensation.  The stockholders of Informatica cast their votes with respect to approve, by non-binding, advisory vote, compensation that will or may become payable to Informatica’s named executive officers in connection with the Merger as follows:

FOR	AGAINST	ABSTAIN
66,037,863	10,337,908	1,919,101

Item 8.01                                           Other Events

On June 23, 2015, Informatica issued a press release announcing the final voting results of the Informatica Special Meeting held on June 23, 2015. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01                                           Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release of Informatica Corporation dated June 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 24, 2015		INFORMATICA CORPORATION

	By:	/s/ MICHAEL BERRY
Michael Berry Chief Financial Officer and EVP

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Informatica Corporation dated June 23, 2015.